UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

Norcraft Holdings, L.P.

Norcraft Companies, L.P.

(Exact name of registrants as specified in their charters)

Delaware	333-119696	75-3132727

Delaware	333-114924	36-4231718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3020 Denmark Avenue, Suite 100

Eagan, MN 55121

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (800) 297-0661

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 2, 2009, Norcraft Companies, L.P. (“Companies”) issued a press release announcing the pricing of its previously announced offering of 10 1/2% Senior Secured Second Lien Notes due 2015 (the “OpCo Notes”) at an issue price equal to 98.3707% of the $180,000,000 aggregate principal amount of the OpCo Notes to be issued by the Companies and its direct, wholly owned subsidiary, Norcraft Finance Corp. The OpCo Notes are being offered in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”) and outside the United States in accordance with Regulation S under the Securities Act. A copy of the press release is furnished herewith as Exhibit 99.1.

On December 2, 2009, Norcraft Holdings, L.P. (“Holdings”) issued a press release announcing an increase in the amount for which its previously announced tender offer for its and Norcraft Capital Corp.’s 9.75% Senior Discount Notes Due 2012 (the “Holdco Notes”) applies, from an initial tender cap of up to $35,000,000 to a new tender cap of up to $64,300,000 aggregate principal amount of Holdco Notes. In addition, Holdings has extended the early tender deadline and the offer expiration date for its tender offer to midnight, New York City time, on December 16, 2009. Except for the foregoing extensions and the increase in the tender cap, all other terms and conditions of Holdings’ tender offer remain unchanged. Holdco Notes that have been validly tendered in the tender offer may not be withdrawn. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated December 2, 2009, relating to the pricing of Norcraft and Norcraft Finance Corp.’s 10 1/2% Senior Secured Second Lien Notes due 2015

99.2	Press release, dated December 2, 2009, relating to the tender offer by Holdings for its and Norcraft Capital Corp.’s 9.75% Senior Discount Notes due 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2009

By:	/s/ LEIGH GINTER
Leigh Ginter
Chief Financial Officer